Exhibit 23.1

[LARROWE & COMPANY, PLC LETTERHEAD]

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Surrey Bancorp

145 North Renfro Street

Mount Airy, North Carolina 27030-8038

We consent to the incorporation by reference in the Registration Statement of Surrey Bancorp on Form S-8 of our report dated January 17, 2003 on the consolidated financial statements of Surry Bank & Trust as of and for the years ended December 31, 2002 and 2001.

/s/    LARROWE & COMPANY PLC

Galax, Virginia

September 3, 2003